SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)		46285 (Zip Code)
Registrant’s telephone number, including area code: (317) 276-2000
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On January 29, 2008, we issued a press release announcing our results of operations for the quarter and fiscal year ended December 31, 2007, including, among other things, an income statement for those periods. In addition, on the same day we held a teleconference for analysts and media to discuss those results. The teleconference was webcast and podcast on our web site. The press release and related financial statements are attached to this Form 8-K as Exhibit 99.1.
For the fourth quarter and full year 2007, the press release attached as Exhibit 99.1 includes an adjusted pro forma presentation of our results. We use non-GAAP financial measures, such as adjusted pro forma net income and adjusted pro forma earnings per share, that differ from financial statements reported in conformity to U.S. generally accepted accounting principles (“GAAP”). In the press release attached as Exhibit 99.1, we used non-GAAP financial measures in comparing the financial results for the fourth quarter and full year 2007 with the same periods of 2006. Those measures include operating income, income before taxes, income taxes, effective tax rate, net income, and earnings per share adjusted to exclude the effect of the following charges (described in more detail in the press release attached as Exhibit 99.1):
•	We exclude the following charges that occurred in the fourth quarter of 2007:
▪	Acquired in-process research and development charges for compounds acquired from Macrogenics and Glenmark.

▪	Asset impairments and restructuring related primarily to previously announced site closures and other special charges related to Zyprexa product liability.
•	We exclude a charge for a reduction in our expected product liability insurance recoveries that occurred in the third quarter of 2007.

•	We exclude the in-process research and development charges associated with the acquisitions of Hypnion, Inc. and Ivy Animal Health, Inc. that occurred in the second quarter of 2007.

•	We exclude the following charges that occurred in the first quarter of 2007:
▪	Restructuring charges associated with previously announced manufacturing decisions.

▪	Acquired in-process research and development charges associated with the acquisition of ICOS Corporation (which closed on January 29, 2007) and an in-licensing transaction with OSI Pharmaceuticals.
In addition, the pro forma adjusted presentation assumes that the acquisition of ICOS was completed on January 1, 2006, and includes adjustments to the fourth quarter of 2006 and full years of both 2006 and 2007 for the ICOS acquisition.

In the press release attached as Exhibit 99.1, we also confirmed financial expectations for 2008. In addition to providing earnings per share expectations on a GAAP basis, we provided earnings per share expectations on an adjusted pro forma basis. In order to provide additional insight into the earnings-per-share growth comparison between 2007 results and expected 2008 results, we:
•	Adjusted 2007 earnings per share for the 2007 items described above

•	Adjusted expected 2008 earnings per share for an anticipated acquired in-process research and development charge for an in-licensing transaction with BioMS Medical (as described in the press release)

•	Assumed that the ICOS acquisition was completed on January 1, 2006.
The items that we exclude when we provide adjusted results or adjusted expectations are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period. We believe that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate our ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.
Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, our prospective earnings guidance is subject to adjustment for certain future matters, similar to those identified above, as to which prospective quantification generally is not feasible.
In accordance with GAAP, we have provided pro forma results in order to help investors make meaningful comparisons of 2007 to 2006 results and identify underlying operating trends that might otherwise be masked by the inclusion of ICOS results in a part of 2007.
The information in this Item 2.02 and the press release attached as Exhibit 99.1 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated January 29, 2008, together with related attachments

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)

By:	/s/ Arnold C. Hanish

Name:	Arnold C. Hanish
Title:	Executive Director, Finance, and Chief Accounting Officer

Dated: January 29, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated January 29, 2008, together with related attachments.

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